EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2000, relating to the financial statements and financial statement schedules, which appears in ProxyMed, Inc.'s Annual Report on Form 10-K for the years ended December 31, 1999 and 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Miami, Florida
May 12, 2000